EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114534, No. 033-59697, No. 333-36497 and No. 333-61816) of Ameron International Corporation of our report dated January 25, 2010 relating to the financial statements of TAMCO, which appears on this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
January 31, 2011